As filed with the Securities and Exchange Commission on August 7, 1998.
                             Subject to amendment.
                                                Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                  ----------

                            NORTON MCNAUGHTON, INC.
              (Exact name of issuer as specified in its charter)

         DELAWARE                                               13-3747173
(State or other jurisdiction                                 (I.R.S. Employer
      of incorporation                                      Identification No.)
      or organization)

                                  ----------

                              463 Seventh Avenue
                           New York, New York  10018
                   (Address of principal executive offices)

                                  ----------


                            NORTON MCNAUGHTON, INC.
                         1998 LONG TERM INCENTIVE PLAN
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
        OPTION BONUS PLAN FOR SENIOR EXECUTIVES OF JJ ACQUISITION CORP.
                           (Full title of the plan)

                                  ----------

                                PETER BONEPARTH
                                   President
                            Norton McNaughton, Inc.
                              463 Seventh Avenue
                           New York, New York  10018
                                (212) 947-2960
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                  ----------

                                   Copy to:
                             BRADLEY P. COST, ESQ.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York  10017

                                  ----------

       Approximate date of commencement of proposed sale to the public:
                       As soon as practicable after the
                   Registration Statement becomes effective.

                                  ----------

                        CALCULATION OF REGISTRATION FEE

========================================================================================
                                                            Proposed
    Title of                       Proposed maximum         maximum          Amount of
 securities to      Amount to          offering            aggregate       registration
 be registered    be registered   price per share/*/   offering price/*/      fee/**/
--------------    -------------   ------------------   -----------------   -------------
Common Stock        1,450,000          $6.9375           $10,059,375        $2,967.52
($.01 par
 value)
========================================================================================

* Estimated solely for purposes of calculating the registration fee on the basis of the average high and low prices of the Common Stock on August 4, 1998, as reported on the NASDAQ National Market System.

** Computed in accordance with Rule 457(h)(1).

================================================================================

                              Page 1 of 134 pages

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The Company hereby states that (i) the documents listed in (a) through
(e) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 1, 1997.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997.

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998.

          (d) The Company's Current Reports on Form 8-K filed on December 15, 1997, April 22, 1998, May 29, 1998, June 22, 1998, July 2, 1998 and August 6,
1998.

          (e) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (No. 34-23440) filed February 17, 1994.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Bradley P. Cost, Esq., a partner in the law firm of Haythe & Curley, the Company's counsel, is a director of the Company. As of July 15, 1998, Mr. Cost held 5,000 shares of the Company's Common Stock, options under the Company's 1994 Stock Option Plan to purchase 25,000 shares of the Company's Common Stock and under the Company's Stock Option Plan For Non-Employee Directors to purchase 5,000 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Under Section 145 of the Delaware General Corporation Law, as amended, the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of such person's being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

          The Company's Certificate of Incorporation contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

          The Company's Certificate of Incorporation also provides that the Company will indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.   Undertakings.
          ------------

          The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby appoints Sanford Greenberg and Peter Boneparth as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 5th day of August, 1998.

                                        NORTON MCNAUGHTON, INC.



                                        By: /s/ Sanford Greenberg
                                           ---------------------------
                                           Sanford Greenberg
                                           Chairman of the Board and
                                             Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date
---------                         -----                      ----
 /s/ Sanford Greenberg         Chairman of the Board,    August  5, 1998
----------------------------
Sanford Greenberg              Chief Executive Officer
                               and Director (Principal
                               Executive Officer)

 /s/ Peter Boneparth           President, Chief          August 5, 1998
----------------------------
Peter Boneparth                Operating Officer
                               and Director
                               (Principal Operating
                               Officer)

Signature                         Title                      Date
---------                         -----                      ----
 /s/ Amanda J. Bokman          Chief Financial           August 5, 1998
---------------------
Amanda J. Bokman               Officer, Vice President,
                               Secretary, Treasurer and
                               Director (Principal
                               Financial Officer)


 /s/ Laura Lentini             Assistant Secretary and   August 5, 1998
---------------------
                               Controller (Principal
                               Accounting Officer)

_____________________          Director                  August __, 1998
David M. Blumberg

_____________________          Director                  August __, 1998
Stuart Bregman


 /s/ Bradley P. Cost           Director                  August 5, 1998
---------------------
Bradley P. Cost


_____________________          Director                  August __, 1998
Jerald S. Politzer

                              CONSENT OF COUNSEL


          The consent of Haythe & Curley is contained in their opinion filed as
Exhibit 5 to this Registration Statement.

                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the registration statement on Form S-8 of Norton McNaughton, Inc. pertaining to the Norton McNaughton, Inc. 1998 Long Term Incentive Plan, Stock Option Plan for Non-employee Directors and Option Bonus Plan for Senior Executives of JJ Acquisition Corp. of our report dated January 30, 1998, with respect to the consolidated financial statements and schedules of Norton McNaughton, Inc. included in its Annual Report (Form 10-K, as amended) for the year ended November 1, 1997 filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

New York, New York
August 5, 1998

                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the registration statement on Form S-8 of Norton McNaughton, Inc. pertaining to the Norton McNaughton, Inc. 1998 Long Term Incentive Plan, Stock Option Plan for Non-employee Directors and Option Bonus Plan for Senior Executives of JJ Acquisition Corp. of our report dated February 27, 1998, with respect to the combined financial statements of Jeri-Jo Knitwear Inc. and Affiliate included in Norton McNaughton, Inc.'s Form 8-K dated August 5, 1998 filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

New York, New York
August 5, 1998

                        CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the registration statement on Form S-8 of Norton McNaughton, Inc. of our report dated April 16, 1997, relating to the financial statements of Miss Erika, Inc., which appears in the Current Report on Form 8-K/A of Norton McNaughton, Inc. filed with the Securities and Exchange Commission on December 15, 1997.


                                        /s/ PricewaterhouseCoopers LLP

New York, New York
August 5, 1998

                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the registration statement on Form S-8 of Norton McNaughton, Inc. pertaining to the Norton McNaughton, Inc. 1998 Long Term Incentive Plan, Stock Option Plan for Non-employee Directors and Option Bonus Plan for Senior Executives of JJ Acquisition Corp. of our report dated February 14, 1997, with respect to the combined financial statements of Jeri-Jo Knitwear Inc. and Affiliate included in Norton McNaughton, Inc.'s Form 8-K dated August 5, 1998 filed with the Securities and Exchange Commission.

                                        /s/ Friedman, Alpren & Green LLP

New York, New York
August 5, 1998

                               INDEX TO EXHIBITS



  Number          Description of Exhibit               Page
  ------          ----------------------               ----

  4(i)        -  Norton McNaughton, Inc. 1998
                 Long Term Incentive Plan (the
                 "1998 Long Term Plan")

  4(ii)       -  Form of a Qualified Stock Option
                 Certificate under the 1998 Long
                 Term Plan

  4(iii)      -  Form of a Non-Qualified Stock
                 Option Certificate under the
                 1998 Long Term Plan

  4(iv)       -  Norton McNaughton, Inc. Stock
                 Option Plan For Non-Employee
                 Directors (the "Non-Employee
                 Director Plan")

  4(v)        -  Form of Stock Option Certificate
                 under the Non-Employee Director
                 Plan

  4(vi)       -  Norton McNaughton, Inc. Option
                 Bonus Plan For Senior Executives
                 of JJ Acquisition Corp. (the
                 "Option Bonus Plan")

  4(vii)      -  Employment Agreement dated as of
                 June 18, 1998 by and between JJ
                 Acquisition Corp. and Susan
                 Schneider ("Susan Schneider
                 Agreement"), including the form
                 of non-qualified stock option
                 certificate attached as Exhibit
                 A thereto

  4(viii)     -  Employment Agreement dated as of
                 June 18, 1998 by and between JJ
                 Acquisition Corp. and Leslie
                 Schneider ("Leslie Schneider
                 Agreement"), including the form
                 of non-qualified stock option
                 certificate attached as Exhibit
                 A thereto

  Number          Description of Exhibit               Page
  ------          ----------------------               ----

  4(ix)       -  Employment Agreement dated as of
                 June 18, 1998 by and between JJ
                 Acquisition Corp. and Scott
                 Schneider ("Scott Schneider
                 Agreement"), including the form
                 of non-qualified stock option
                 certificate attached as Exhibit
                 A thereto

  5           -  Opinion of Haythe & Curley             --

  23(i)       -  Consent of Ernst & Young LLP,          --
                 Independent Auditors (see
                 "Consent of Independent
                 Auditors" in the Registration
                 Statement)

  23(ii)      -  Consent of Ernst & Young LLP,          --
                 Independent Auditors (see
                 "Consent of Independent
                 Auditors" in the Registration
                 Statement)

  23(iii)     -  Consent of Price Waterhouse            --
                 Coopers LLP, Independent
                 Auditors (see "Consent of
                 Independent Auditors" in the
                 Registration Statement)

  23(iv)      -  Consent of Friedman Alpren &           --
                 Green LLP, Independent Auditors
                 (see "Consent of Independent
                 Auditors" in the Registration
                 Statement)

  23(v)       -  Consent of Haythe & Curley             --
                 (contained in Exhibit 5)

  24          -  Power of Attorney (see "Power of       --
                 Attorney" in the Registration
                 Statement)